EXHIBIT 5.1

[Letterhead of McGuireWoods LLP]

February 22, 2013

Board of Directors

Jacksonville Bancorp, Inc.

100 North Laura Street

Suite 1000

Jacksonville, Florida 32202

Ladies and Gentlemen:

We are acting as counsel to Jacksonville Bancorp, Inc., a Florida corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “SEC”) of the Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 6,820,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, authorized for issuance pursuant to the 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan, as amended (the “Plan”). This opinion letter is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

Documents Reviewed

In connection with this opinion letter, we have examined the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC.

In addition we have examined and relied upon the following:

(i) a certificate from the secretary of the Company certifying as to (A) true and correct copies of the Amended and Restated Articles of Incorporation (as amended to date, the “Articles”) and Amended and Restated Bylaws of the Company (together with the Articles, the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company or a duly authorized committee thereof authorizing the increase in Shares authorized under the Plan;

(ii) a certificate dated February 22, 2013 issued by the Florida Secretary of State, attesting to the corporate status and good standing of the Company in the State of Florida; and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents, certificates and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the laws of the State of Florida and the relevant laws of the United States.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof and (ii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters.

(b) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c) No Mutual Mistake, Amendment, etc. There has not been, and will not be, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Shares as contemplated by the Registration Statement.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. The Company is a validly existing corporation under the laws of the State of Florida, and is in good standing under such laws.

2. Power and Authority. The Company has the corporate power and authority to issue the Shares.

3. Validity. When issued in accordance with the terms and provisions of the Plan upon receipt of consideration therefor in accordance with the Plan, the Shares will be validly issued, fully paid and non-assessable.

Qualification and Limitation Applicable to Our Opinions

The opinions set forth above are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm wherever appearing in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP